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                                                                    Exhibit 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of Keystone International, Inc. dated January 31, 1997 incorporated by reference in Tyco International, Ltd.'s Form S-4 covering the proposed merger of Keystone International, Inc. and Tyco International, Ltd. and to all references to our Firm included in this registration statement.


                                     ARTHUR ANDERSEN LLP


Houston, Texas
July 18, 1997